                                                          Exhibit No.EX-99.j.2.c

                                POWER OF ATTORNEY

     I, Edward M. Roob, Trustee of SMA Relationship Trust (the "Trust"),  hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Bruce G. Leto, Mark
A. Sheehan and Jana L.  Cresswell,  and each of them singly,  my true and lawful attorneys,  with  full  power to sign for me, in my name and in my  capacity  as
Trustee of the Trust,  any  registration  statement of the Trust on Form N-1A or
Form N-14, or any amendments thereto, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements,  amendments and other instruments.

Signature                         Title                      Date
---------                         -----                      ----

/s/Edward M. Roob                 Trustee              December 3, 2002
Edward M. Roob